EXHIBIT 23.3
                                                                   ------------

Independent Auditors' Consent

We consent to the use of our report dated February 2, 2001 (except for Notes, 12, 16 and 17, as to which the date is March 29, 2001), with respect to the consolidated financial statements of United Investors Realty Trust and subsidiaries incorporated by reference in the Registration Statement on Form S-8 of Equity One, Inc. for the registration of 1,157,833 shares of its common stock.


                                                   /s/ Ernst & Young, LLP


Dallas, Texas
February 17, 2003